INVESTMENT ADVISORY AGREEMENT

between

LEEWARD INVESTMENT TRUST

and

CHANDLER ASSET MANAGEMENT, INC.

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INDEX

1.	APPOINTMENT OF THE ADVISER	pg 3
2.	OBLIGATIONS OF THE ADVISER	pg 4
3.	COMPENSATION	pg 6
4.	STATUS OF ADVISER	pg 6
5.	RETENTION OF SUB-ADVISER	pg 7
6.	LIMITATION OF LIABILITY AND INDEMNIFICATION	pg 7
7.	LIABILITY OF SHAREHOLDERS	pg 8
8.	REPRESENTATIONS AND WARRANTIES	pg 8
9.	NOTICE OF CHANGE IN CONTROL	pg 8
10.	DURATION AND TERMINATION	pg 8
11.	AMENDMENT OF AGREEMENT	pg 9
12.	STRUCTURE OF AGREEMENT	pg 9
13.	MISCELLANEOUS	pg 10

APPENDIX A		pg 12

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INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT ("Agreement") is made and entered into as of this 18th day of August, 2016, by and between LEEWARD INVESTMENT TRUST, a Delaware statutory trust (the "Trust"), and CHANDLER ASSET MANAGEMENT, INC., a California corporation (the "Adviser"), located at 6225 Lusk Boulevard, San Diego, CA 92121 on behalf of the Ultra Short Government Fund and Ultra Short Prime Fund (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with the terms contained below, being herein referred to as a "Fund," and collectively as the "Funds.").

WHEREAS, The Trust is registered as an open-end management investment company under the Investment Company act of 1940, as amended (the "Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations; and

WHEREAS, the Trust offers such shares in the series named on Appendix A hereto; and

WHEREAS, the Adviser is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to each Fund in the manner and on the terms and conditions hereinafter set forth, and the Adviser is willing to furnish such services;

NOW, THEREFORE, the parties hereto agree as follows:

1.	APPOINTMENT OF THE ADVISER
The Trust appoints the Adviser as investment adviser to the Funds, each a series of the Trust, for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services set forth herein, for the compensation indicated in Appendix A.
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2.	OBLIGATIONS OF THE ADVISER
Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide continuous asset management services for the Funds.

(a)	Services. The Adviser agrees to perform the following services for the Funds and Trust:

i.	Manage the investment and reinvestment of the assets of the Funds;

ii.	Continuously review, oversee, and administer the asset management of the Funds;

iii.
Determine, in its discretion, the securities to be purchased, retained, or sold (and implement those decisions) with respect to the Funds in accordance with the Funds' guidelines and restrictions as set forth in the Funds' offering materials;

iv.	Provide the Funds and Trust with records concerning the Adviser's activities under this Agreement which the Funds and Trust are required to maintain;

v.	Render regular reports to the Trust's trustees and officers concerning the Adviser's discharge of the foregoing responsibilities; and

vi.
Participate, as reasonably requested, in conferences, prospective investor and investor meetings from time to time to address Adviser's Services performed on behalf of the Funds, which shall be performed at Adviser's expense.

vii.	Perform such other services as agreed to in writing by the Adviser and the Trust from time to time.

The Adviser shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Funds' objectives, policies, and limitations as set forth in the prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Adviser or through such other parties as the Adviser may determine from time to time.
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(b)
Expenses and Personnel.  The Adviser agrees, at its own expense, to render its services and to provide the office space, furnishings, equipment, and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the services on the terms and for the compensation provided herein. Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

(c)
Fund Transactions.  The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each Fund. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution, and other factors.  The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice, and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to each Fund and its other clients and that the total commission paid by each Fund will be reasonable in relation to the benefits to each Fund and its other clients over the long-term.  The Adviser will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

(d)
Books and Records.  All books and records prepared and maintained by the Adviser for the Funds and Trust under this Agreement shall be the property of the Funds and Trust and, upon request, the Adviser shall provide to the Funds and Trust such of the books and records so requested.

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(e)
Compliance Procedures.  The Adviser will, in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, adopt and implement written policies and procedures reasonably designed to prevent violations of the Investment Advisers Act of 1940 and the rules thereby adopted under the Act, and will provide the Trust with copies of such written policies and procedures upon request.

(f)
Code of Ethics.  The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within forty-five (45) days of the last calendar quarter of each year while this Agreement is in effect, the Adviser will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent "access persons" (as that term is defined in Rule 17j-l) from violating the code.

3.	COMPENSATION
The Trust will pay, or cause to be paid to, the Adviser and the Adviser will accept as full compensation an investment advisory fee representing a percentage of assets under management, based upon the average daily net assets of each Fund, computed at the end of each month, and payable within five business days thereafter, according to the schedule attached hereto as Appendix A.

4.	STATUS OF ADVISER
The services of the Adviser to the Funds and Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Funds and Trust are not impaired thereby; provided, however, that without providing written notice to the Trust's Board of Trustees, the Adviser will not serve as investment adviser to any other registered investment company having a similar investment strategy to that of each Fund.  The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Funds in any way or otherwise be deemed an agent of the Funds or Trust.
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5.	LIMITATION OF LIABILITY AND INDEMNIFICATION
The Adviser assumes no responsibility under this Agreement other than to render the Services called for hereunder.  The Adviser shall not be liable for any error of judgment or for any loss suffered by the Funds or Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.  It is agreed that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Investment Company Act of 1940, except for information supplied by the Adviser for inclusion therein.  The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust's Declaration of Trust and Section 17(i) of the Investment Company Act of 1940.

Any liability of the Adviser to the Funds shall not automatically impart liability on the part of the Adviser to any other series of the Trust.  The Funds shall not be liable for the obligations of any other series of the Trust, nor shall any other series of the Trust be liable for the obligations of the Funds.  The limitations of liability provided under this section are not to be construed so as to provide for limitation of liability for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such limitation of liability would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this section to the maximum extent permitted by applicable law.

6.	LIABILITY OF SHAREHOLDERS
Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.
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8.	REPRESENTATIONS AND WARRANTIES
(a)
Adviser's Representations. The Adviser represents and warrants to the Trust as follows: (i) the Adviser is a corporation duly organized and in good standing under the laws of the State of California and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, and shall maintain such registration in effect at all times during the term of this Agreement.

(b)
Trust's Representations.  The Trust represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the Investment Company Act of 1940; and (iv) such registrations will be kept in effect during the term of this Agreement.

9.	NOTICE OF CHANGE IN CONTROL
The Adviser is obligated to notify the Trust if there is a change in control of the Adviser at least thirty days prior to the effective date of the change, or as soon as practicable in the event that thirty days' notice is not possible.

10.	DURATION AND TERMINATION
This Agreement shall remain in effect for an initial term of two years from the date hereof, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided that:

(a)
The Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days' written notice of a decision to terminate this Agreement by (i) the Trust's trustees; or (ii) the vote of a majority of the outstanding voting securities of the Funds;

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(b)	This Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940 and the rules thereunder); and

(c)	The Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 calendar days' written notice to the Funds and Trust.

(d)	The terms of paragraph 5 of this Agreement shall survive the termination of this Agreement.

11.	AMENDMENT OR ASSIGNMENT OF AGREEMENT
(a)
Amendment. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Funds' outstanding voting securities (as defined in the Investment Company Act of 1940).

(b)
Assignment.  The parties agree that assignment of this Agreement constitutes a material breach, and further that this Agreement shall terminate automatically and immediately in the event of its assignment.

12.	STRUCTURE OF AGREEMENT
The Trust is entering into this Agreement solely on behalf of the Funds. Without limiting the generality of the foregoing: (i) no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (ii) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (iii) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Fund.
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13.	MISCELLANEOUS
(a)	Headings. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Use of Names.  The Trust acknowledges that all rights to the name "Chandler Asset Management" belong to the Adviser, and the Trust is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares.

(c)	Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

(d)	Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

(e)
ADR.  Any dispute, claim or controversy, including but not limited to, errors and omissions arising out of, or relating to, this Agreement or any alleged breach, termination, enforcement, interpretation or validity of this Agreement (including the determination of the scope or applicability of this Agreement to arbitrate), shall be settled by arbitration in San Diego, California, before a panel consisting of one individual, with knowledge of securities and investment matters. Such arbitration will be administered by JAMS, The Resolution Experts ("JAMS") pursuant to its Comprehensive Arbitration Rules and Procedures. The award of the arbitration panel shall be final and binding, and judgment upon the award granted may be entered in any court of competent jurisdiction. Damages that are inconsistent with any applicable agreement between the parties, that are punitive in nature, or that are not measured by the prevailing party's actual damages, shall be unavailable in arbitration or any other forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. The arbitrator will, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys' fees of the prevailing party, against the party who did not prevail.

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The parties understand that this agreement to arbitrate constitutes a waiver of the right to seek a judicial forum, including trial by jury, except where such waiver would be void under federal or state securities laws. The parties acknowledge that their consent to this arbitration provision is voluntary and that arbitration is final and binding on the parties.

[Signatures on Following Page]

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 [Signature Page to Investment Advisory Agreement]

REPRESENTATION OF SIGNATORIES.  Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

 LEEWARD INVESTMENT TRUST
By:	/s/ Theo Pitt, Jr.
Name:	Theo Pitt
Title:	Chairman

CHANDLER ASSET MANAGEMENT, INC.

By:	/s/ Nicole Dragoo
Name:	Nicole Dragoo
Title:	COO/CCO

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INVESTMENT ADVISORY AGREEMENT

Appendix A
COMPENSATION SCHEDULE
For the services delineated in this Agreement, the Adviser shall receive an investment advisory fee equal to an annualized rate of the average daily net assets of each of the Funds as listed below.  The fee shall be calculated as of the last business day of each month based upon the average daily net assets of each Fund determined in the manner described in the Funds' Prospectus and Statement of Additional Information.

ULTRA SHORT GOVERNMENT FUND	INVESTMENT ADVISORY FEE
First 500 Million	0.07%
Assets over $500 Million	0.06%

ULTRA SHORT PRIME FUND	INVESTMENT ADVISORY FEE
First 500 Million	0.09%
Assets over $500 Million	0.08%

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